EXHIBIT 3.2

BYLAWS OF J & J SNACK FOODS CORP.

ARTICLE I

OFFICES

Section 1.     The registered office shall be located at 1810 Chapel Avenue West, Cherry Hill, New Jersey 08002 unless otherwise established by a vote of a majority of the votes entitled to be cast by the board of directors in office and a statement of change is filed in the manner provided by statute.

Section 2.     The corporation may also have offices at such other places both within and without the State of New Jersey as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

SHAREHOLDERS MEETINGS

Section 1.     Annual Meeting. An annual meeting of shareholders shall be held on such day and at such time as may be designated by the Board of Directors for the purpose of electing directors and for the transaction of such other business as properly may come before such meeting. Any previously scheduled annual meeting of the Shareholders may be postponed by resolution of the Board of Director upon public notice given on or prior to the date previously scheduled for such annual meeting of shareholders.

Section 2.     Business to be Conducted at Annual Meeting.

      (a)     At an annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this By-Law, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in this By-Law.

      (b)     For business to be properly brought before an annual meeting by a shareholder pursuant to clause (a)(iii) of this By-Law, notice in writing must be delivered or mailed to the Secretary and received at the General Offices, not less than 120 days nor more than 90 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from such meeting’s anniversary date, notice by the shareholder must be received not later than the 90th day prior to such date of mailing of proxy materials and not later than the close of business on the later of the 60th day prior to such date of mailing of proxy materials or the 10th day following the day on which public announcement of the date of the annual meeting is first made. Such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business to be brought before the annual meeting and the reasons for conducting such business at such meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of the Corporation’s stock which are beneficially owned by the shareholder, and by the beneficial owner, if any, on whose behalf the proposal is made; and (iv) any material interest of the shareholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business. For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      (c)     Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this By-Law. The chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this By-Law; and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, and any such proposal so included shall be deemed timely given for purposes of this By-Law

Section 3.     Special Meetings. Special meetings of Shareholders for any proper purpose or purposes, unless otherwise provided by the General Corporation Law of the State of New Jersey or in any Certificate of Designation designating any series of Preferred Stock pursuant to Article V of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) that shall be in effect under the General Corporation Law of the state of New Jersey, (a “Preferred Stock Designation”), may be called by the Chairman of the Board, the Chief Executive Officer or the President, or in the absence of each of them, by the Secretary at the written request of a majority of the directors. Business transacted at a special meeting of Shareholders shall be confined to the purpose or purposes of the meeting as stated in the notice of the meeting. Any previously scheduled special meeting of the shareholders may be postponed by resolution of the Board of Directors upon notice by public announcement given on or prior to the date previously scheduled for such special meeting of Shareholders.

Section 4.     Place of Meetings. All meetings of Shareholders shall be held at such place as may be determined by resolution of the Board of Directors.

Section 5.     Notice of Meetings. Except as otherwise required by applicable law, notice of each meeting of the Shareholders, whether annual or special, shall, at least 10 days but not more than 60 days before the date of the meeting, be given to each shareholder of record entitled to vote at the meeting by mailing such notice in the U.S. mail, postage prepaid, addressed to such shareholder at such shareholder’s address as the same appears on the records of the Corporation. Such notice shall state the place, date and hour of the meeting, and in the case of a special meeting, shall also state the purpose or purposes thereof.

Section 6.     Nominations of Directors.

      (a)     Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of Shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this By-Law, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this By-Law.

      (b)     Nominations by Shareholders shall be made pursuant to notice in writing, delivered or mailed to the Secretary and received at the General Offices (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of Shareholders, provided, however, that in the event that the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be received not earlier than the 90th day prior to such date of mailing of proxy materials and not later than the close of business on the later of the 60th day prior to such date of mailing of proxy materials or the 10th day following the day on which public announcement of the date of the meeting is first made; or (ii) in the case of a special meeting at which directors are to be elected, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. In the case of a special meeting of Shareholders at which directors are to be elected, Shareholders may nominate a person or persons (as the case may be) for election only to such position(s) as are specified in the Corporation’s notice of meeting as being up for election at such meeting. Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a Director if elected); (ii) as to the shareholder giving the notice, the name and address, as they appear on the Corporation’s books, of such shareholder and the class and number of shares of the Corporation’s stock which are beneficially owned by such shareholder; and (iii) as to any beneficial owner on whose behalf the nomination is made, the name and address of such person and the class and number of shares of the Corporation’s stock which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination that pertains to the nominee. Notwithstanding anything in this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public statement naming all the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the General Offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

      (c)     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these By-Laws. The chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this By-Law; and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this By-Laws.

Section 7.     List of Shareholders.

      (a)     The Secretary of the Corporation shall prepare before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

      (b)     The stock ledger of the Corporation shall be the only evidence as to the identity of the Shareholders entitled to (i) to vote in person or by proxy at any meeting of Shareholders, or (ii) to exercise the rights in accordance with the applicable law to examine the stock ledger, the list required by this By-law or the books and records of the Corporation.

Section 8.     Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at all meetings of the Shareholders, except as otherwise provided by applicable law, by the Certificate of Incorporation or by these By-Laws. The Shareholders present at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient Shareholders to render the remaining Shareholders less than a quorum. Whether or not a quorum is present, either the Chairman of the meeting or a majority of the Shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 9.     Voting and Required Vote. Subject to the provisions of the Certificate of Incorporation, each shareholder shall, at every meeting of Shareholders, be entitled to one vote for each share of capital stock held by such shareholder. Subject to the provisions of the Certificate of Incorporation and applicable law, directors shall be chosen by the vote of a plurality of the shares present in person or represented by proxy at the meeting; and all other questions shall be determined by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting. Elections of directors shall be by written ballot.

Section 10.     Proxies. Each shareholder entitled to vote at a meeting of Shareholders may authorize another person or persons to act for such shareholder by proxy, provided the instrument authorizing such proxy to act shall have been executed in writing in the manner prescribed by applicable law. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 11.     Inspectors of Election; Polls. Before each meeting of Shareholders, the Chairman of the Board or another officer of the Corporation designated by resolution of the Board of Directors shall appoint one or more inspectors of election for the meeting and may appoint one or more inspectors to replace any inspector unable to act. If any of the inspectors appointed shall fail to attend, or refuse or be unable to serve, substitutes shall be appointed by the chairman of the meeting. Each inspector shall have such duties as are provide by applicable law, and shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and closing of the polls for each matter upon which the Shareholders will vote at the meeting.

Section 12.     Organization. The Chairman of the Board of Directors, or in the Chairman’s absence, (i) the Chief Executive Officer, (ii) the Vice Chairman of the Board of Directors, (iii) the President, or (iv) in the absence of each of them, a chairman chosen by a majority of the directors present, shall act as chairman of the meetings of the Shareholders, and the Secretary or, in the Secretary’s absence, an Assistant Secretary or any employee of the Corporation appointed by the chairman of the meeting, shall act as secretary of the meeting. The order of business and the procedure at any meeting of Shareholders shall be determined by the chairman of the meeting.

Section 13.     No Shareholder Action by Written Consent. Any action required or permitted to be taken by the Shareholders of the Corporation must be effected at a duly called annual or special meeting of Shareholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such Shareholders.

ARTICLE III

DIRECTORS

Section 1.     (a)     The number of directors which shall constitute the whole board of directors shall be not less than three nor more than fifteen. The exact number of directors within such maximum and minimum shall be determined by resolution duly adopted by the board of directors by a majority vote of all votes entitled to be cast by the entire board of directors. No decrease in the number of directors shall shorten the term of any incumbent director.

      (b)     The board of directors shall be divided into five classes with each class serving five-year terms. At the annual meeting of shareholders in 1990 the board of directors was reclassified and each director on the then existing board of directors was placed in one of five classes. The director in class I shall hold office for a term expiring at the next succeeding annual meeting, the director in class II shall hold office for a term expiring at the second succeeding annual meeting, the director in class III shall hold office for a term expiring at the third succeeding annual meeting, the director in class IV shall hold office for a term expiring at the fourth succeeding annual meeting, and the director in class V shall hold office for a term expiring at the fifth succeeding annual meeting.

At each annual shareholders' meeting following the 1990 annual meeting of shareholders, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting shall be elected to hold office until the fifth succeeding annual meeting of shareholders following such meeting. Each director so elected shall hold office until his term expires and his successor is elected and qualified, or until his earlier resignation or removal.

      (c)     Newly elected directorships resulting from any increase in the authorized number of directors and any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of all votes entitled to be cast by the entire board of directors.

      (d)     So long as the board of directors is classified, one or more or all of the directors of the corporation may only be removed from office by the shareholders of the corporation for Cause (as defined herein) upon the affirmative vote of 66-2/3% or more of the votes entitled to be cast by the holders of all shares in the election of directors, and no director may be removed by the shareholders of the corporation without a determination that Cause exists. The term "Cause" is defined as (i) conviction of the director of a felony, (ii) declaration by order of a court that the director is of unsound mind; or (iii) gross abuse of trust which is proven by clear and convincing evidence to have been committed in bad faith. The board of directors shall also have the power to remove directors for any proper cause (whether or not similar to the Cause defined above) and to suspend directors pending a final determination that cause exists for removal.

      (e)     Any directors elected pursuant to any special voting rights of one or more series of Preferred Stock shall be excluded from, and for no purpose be counted in, the scope and operation of the foregoing provisions of this Article V.

      (f)     Directors need not be residents of the State of New Jersey nor shareholders of the corporation.

Section 2.     Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Chairman of the Board, the president or the secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 3.     Newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of all votes entitled to be cast by the entire board, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they had been elected expires.

Section 4.     The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 5.     The directors may keep the books and records of the corporation, except such as are required by law to be kept within the state, outside of the State of New Jersey, at such place or places as they may from time to time determine.

Section 6.     The board of directors, by the affirmative vote of a majority of all votes entitled to be cast by the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.     Meetings of the board of directors, regular or special, may be held either within or without the State of New Jersey.

Section 2.     The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be fixed by the consent in writing of all the directors.

Section 3.     Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 4.     Special meetings of the board of directors shall be held whenever called by the Chairman of the Board or the president, and special meetings shall be called by the Chairman of the Board, the president or the secretary on the written request of two directors.

Section 5.     Notices. Notice of any special meeting of the Board of Directors shall be addressed to each director at such director’s residence or business address and shall be sent to such director by mail, electronic mail, telecopier, telegram or telex or telephoned or delivered to such director personally. If such notice is sent by mail, it shall be sent not later than three days before the day on which the meeting is to be held. If such notice is sent by electronic mail, telecopier, telegram or telex, it shall be sent not later than 24 hours before the time at which the meeting is to be held. If such notice is delivered personally, it shall be received not later than 24 hours before the time at which the meeting is to be held. If such notice is telephoned, it shall be to such telephone number or numbers of which the director from time to time shall advise the Secretary of receiving such notice. If given by telephone call, notice shall be deemed given to a director when a message stating the time, place and purpose of the meeting is left with a person answering the telephone at any such number with a request that the director be so informed, or if no such telephone number is answered, then when at least two attempts have been made to reach each telephone number designated by the director for receiving telephonic notice, with an interval of not less than one hour. A certification shall be prepared and filed with the minutes stating the date, time and results of telephonic notice given to any director not present at a meeting with respect to which his waiver of notice of meeting is not filed with the minutes. In all cases, such notice shall state the time, place and purpose or purposes of the meeting. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the case of notice by telegram) or five days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held. Notice need not be given to any director who signs a waiver of notice, whether before or after the meeting.

Section 6.     (a)     Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      (b)     Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 7.     (a)     The presence, in person or by proxy, of a majority of the votes entitled to be cast by the entire board, or of any committee thereof, shall constitute a quorum for the transaction of business unless a greater or lesser number is required by statute or by the certificate of incorporation, except that when the entire board or a committee thereof consists of one director, then one director shall constitute a quorum. The act of directors entitled to cast a majority of the votes entitled to be cast by all directors present at any meeting at which a quorum is present shall be the act of the board of directors or of the committee, unless the act of a greater or lesser number is required by statute or by the certificate of incorporation.

      (b)     If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.     Unless otherwise provided by the certificate of incorporation, any action required to be taken at a meeting of the board, or any committee thereof, shall be deemed the action of the board of directors or of a committee thereof, if all directors or committee members, as the case may be, execute either before or after the action is taken, a written consent thereto, and the consent is filed with the records of the corporation.

ARTICLE V

COMMITTEES OF THE BOARD

Section 1.     (a)     The board of directors may, by resolution adopted by a majority of the votes entitled to be cast by the entire board, alter or eliminate the committees of the board described in Section 2 below or designate one or more other committees, each committee to consist of one or more directors. Any such committee, to the extent provided in such resolution or these bylaws, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board of directors may, by resolution adopted by a majority of the votes entitled to be cast by the entire board, fill any vacancy in any such committee, appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members, abolish any such committee at its pleasure, and remove any director from membership on such committee at any time, with or without cause.

      (b)     Each committee of the board of directors formed pursuant to this section shall keep regular minutes of its meetings and actions taken at a meeting of any such committee shall be reported to the board at its next meeting following such committee meeting; except that, when the meeting of the board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the board at its second meeting following such committee meeting unless otherwise required by law to be earlier reported.

Section 2.     The present standing committees of the board are as follows:

Audit Committee. The Audit Committee shall be composed of three members of the board as may from time to time be chosen by the board of directors, all of whom shall be independent directors as such term is defined under the rules of NASDAQ and other regulatory authorities. The Audit Committee shall have the authority and responsibility to (a) oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; (b) prepare an Audit Committee report as required by the SEC’s rules to be included in the Company’s annual proxy statement; and (c) such other specific duties as may from time to time be set forth in the Audit Committee’s Charter.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall be composed of three members of the board as may from time to time be chosen by the board of directors, all of whom shall be Independent Directors as provide in the rules of NASDAQ and other regulatory authorities. The Nominating Committee is responsible for establishing criteria for selecting directors, selecting nominees for directors, recommending directors for membership on various Board committees, the development, adoption and periodic monitoring of updating of corporate governance principles and policies and such other duties as may from time to time be established by the Board.

Compensation Committee. The Compensation Committee shall be composed of three members, all of whom must qualify as Independent Directors under the rules of NASDAQ and other regulatory authorities. The Compensation Committee is responsible for formulating, evaluating and approving the compensation of the Company’s officers, overseeing all compensation programs involving the issuance of the Company’s stock and other equity securities of the Company, preparing an annual report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations, and such other duties and responsibilities as set forth in the Compensation Committee’s Charter.

ARTICLE VI

NOTICES

Section 1.     Whenever, under the provisions of any statute or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in accordance with Section 4 of Article VI hereof.

Section 2.     Whenever any notice whatsoever is required to be given under the provisions of any statute or under the provisions of the certificate of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VII

OFFICERS

Section 1.     The officers of the corporation shall be chosen by the board of directors and shall be a Chairman of the Board, a president, a secretary and a treasurer. The board of directors may also choose one or more vice-presidents and one or more assistant secretaries and assistant treasurers.

Section 2.     The board of directors at its first meeting after each annual meeting of shareholders shall choose a Chairman of the Board, a president, a secretary, and a treasurer, none of whom need be a member of the board except for the Chairman of the Board.

Section 3.     The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4.     The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5.     Each officer of the corporation shall hold office until his successor is chosen and qualifies, except in the event of his death, resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the votes entitled to be cast by the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors. Any two or more offices, other than those of president and secretary, may be held by the same person.

THE CHAIRMAN OF THE BOARD

Section 6.     The Chairman of the Board shall preside at all meetings of the board of directors and shareholders, if present thereat, may appoint between meetings of the board ad hoc committees to the board, which appointments shall be subject to the approval of the board at its next meeting, may make recommendations to the board with respect to the membership of the committees to the board, and shall exercise such other powers and perform such other duties as shall be assigned to him from time to time by the board.

THE PRESIDENT

Section 7.     (a)     The president shall, unless otherwise provided by the board of directors, be the chief executive officer of the corporation. In the absence of the Chairman of the Board he shall preside at all meetings of the board of directors and shareholders if present thereat. As chief executive officer, he shall have general supervision over the affairs of the corporation, subject to the policies and directives of the board of directors, and shall supervise and direct all officers and employees of the corporation, but may delegate in his discretion any of his powers to any officer or such other executives as he may designate. The president shall also be the chief operating officer of the corporation and shall have general supervision over and control of the operations and activities of the corporation, subject to the supervision and control of the board of directors and the chief executive officer, and shall have general supervision and direction of all operating officers and employees of the corporation, but may delegate in his discretion any of his powers as chief operating officer to any vice president or such other executives as he may designate. The president shall have such other duties as from time to time may be assigned to him by the board of directors.

      (b)     Notwithstanding the foregoing, the board of directors may appoint a vice president of the corporation as the corporation's chief operating officer, in which event such vice president shall have the power, authority and responsibilities prescribed for the chief operating officer in this Section 7.

Section 8.     Either the Chairman of the Board or the president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

Section 9.     The vice president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors, the Chairman of the Board or the president may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 10.     The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board or the president, under whose several supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 11.     The assistant secretary, or if there shall be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 12.     The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 13.     He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 14.     If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 15.     The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 1.     Mandatory Indemnification of Directors and Officers

The corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys' fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in accordance with such action, suit or proceeding, except as otherwise provided in Section 3 of Article VIII hereof. Persons who were directors or officers of the corporation prior to the date this Article VIII is approved by shareholders of the corporation, but who do not hold such office on or after such date, shall not be covered by this Section 1 of Article VIII. A director or officer of the corporation entitled to indemnification under this Section 1 of Article VIII is hereafter called a "person covered by Section 1 hereof."

EXPENSES

Section 2.     Expenses incurred by a person covered by Section 1 hereof in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation, except as otherwise provided in Section 3 of Article VIII.

EXCEPTIONS

Section 3.     No indemnification under Section 1 of Article VIII or advancement or reimbursement of expenses under Section 2 of Article VIII shall be provided to a person covered by Section 1 hereof (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (i) were in breach of his duty of loyalty to the corporation or its shareholders, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in the receipt by such director or officer of an improper personal benefit; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid to, or for the benefit of, such person by an insurance carrier under a policy of liability insurance the premiums for which are paid by the corporation or an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. The Board of Directors of the corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification under Section 1 of Article VIII or advancement or reimbursement of expenses under Section 2 of Article VIII, but any such additional exception shall not apply with respect to any act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived, or terminated by further resolution of the Board of Directors of the corporation.

CONTINUATION OF RIGHTS

Section 4.     The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director or officer of the corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

GENERAL PROVISIONS

Section 5.     (a)     The term "to the fullest extent permitted by applicable law", as used in this Article VIII, shall mean the maximum extent permitted by public policy, common law or statute. Any person covered by Section 1 hereof may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person's option, (i) on the basis of the applicable law on the date this Article VIII was approved by shareholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the act or omission or acts or omissions giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.

      (b)     The right of a person covered by Section 1 hereof to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 2 of Article VIII (i) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and such person, (ii) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to acts or omissions occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification (as determined by such person) of this Article VIII with respect to acts or omissions occurring before such rescission or restrictive modification is adopted.

      (c)     If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the corporation within thirty days after a written claim has been received by the corporation together with all supporting information reasonably requested by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the corporation's primary banker) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorney's fees and costs) of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

      (d)     The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under the Certificate of Incorporation or any by-law, agreement, vote of shareholders or directors or otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding that office.

      (e)     Nothing contained in this Article VIII shall be construed to limit the rights and powers the corporation possesses under Section 14A:3-5 of the New Jersey Business Corporation Act (as amended from time to time) or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the corporation may otherwise have under applicable law.

      (f)     The provisions of this Article VIII may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant thereto), be amended, supplemented, waived, or terminated, in whole or in part, with respect to any person covered by Section 1 hereof by a written agreement signed by the corporation and such person.

      (g)     The corporation shall have the right to appoint the attorney for a person covered by Section 1 hereof, provided such appointment is not unreasonable under the circumstances.

OPTIONAL INDEMNIFICATION

Section 6.     The corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, all persons (whether or not directors or officers) in all situations in which such indemnification, advancement or reimbursement of expenses is not made mandatory under Section 1 or Section 2 of Article VIII hereof, respectively.

PRIOR BY-LAWS

Section 7.     Any by-law provisions which are amended, replaced or repealed by this Article VIII shall continue to apply to any breach of performance of duty or any failure of performance of duty by any director or officer to which this Article VIII, for any reason, does not apply.

ARTICLE IX

CERTIFICATES FOR SHARES; UNCERTIFICATED SHARES

Section 1.     (a)     The shares of the corporation shall be represented by certificates signed by the chairman of the board of directors, the president or a vice-president and may be countersigned by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. Any or all signatures of the officers of the corporation upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

      (b)     Each certificate representing shares shall state (i) that the corporation is organized under the laws of New Jersey, (ii) the name of the person to whom issued, and (iii) the number and class of shares, and the designation of series, if any, represented.

      (c)     When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued, so far as the same have been determined, and the authority of the board of directors to divide the shares into classes or series and to determine the relative rights, preferences and limitations of any class or series.

      (d)     Notwithstanding the foregoing all of the shares of any class or series shall or may be represented by uncertificated shares. Uncertificated shares shall be maintained in book entry and shall be eligible to participate in a direct registration program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934.

Section 2.     (a)     Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation.

      (b)     Transfer of shares represented by certificates shall be made on the books of the corporation only by the person named in the certificate or by a successor or by an attorney-in-fact lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such evidence of succession and the authenticity of the signatures as the corporation or its agents may reasonably require. Transfers of uncertificated shares shall be made on the books of the corporation only by the record holder thereof, or by a successor attorney-in-fact, upon presentation of proper evidence of authority to transfer in accordance with customary procedures for transferring uncertificated shares.

Section 3.     Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such bonds or indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

Section 4.     Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or allotment of any right, or in order to make a determination of shareholders for any other proper purpose, the board shall choose in advance a date as the record date for such determination of shareholders. Any such record date shall in any case be not more than sixty days nor less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed, the record date for a shareholders' meeting shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the board relating thereto is adopted. When a determination of shareholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

Section 5.     Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote such as owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New Jersey.

Section 6.     List of Shareholders. The officer or agent having charge of the transfer books for shares shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting, or adjournment thereof, arranged in alphabetical order within each class, series, or group of shareholders maintained by the corporation for convenience of reference, with the address of and the number of shares held by each shareholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Such list shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of the shareholders.

ARTICLE X

DIVIDENDS

Section 1.     Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in its bonds, in its own shares or other property including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.

Section 2.     Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3.     All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4.     The fiscal year of the corporation shall be a 52/53 week year ending on the last Saturday of September in each year, unless otherwise fixed by resolution of the board of directors.

SEAL

Section 5.     The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, New Jersey." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XI

AMENDMENTS

Section 1.     These bylaws may be altered, amended or repealed or new bylaws be adopted by the affirmative vote of a majority of the votes entitled to be cast by the board of directors at any regular or special meeting of the board, subject to any provision in the certificate of incorporation reserving to the shareholders the power to adopt, amend, or repeal bylaws, but bylaws made by the board may be altered or repealed and new bylaws made by the shareholders. Any amendment to the bylaws of the corporation which is proposed by shareholders, and which has not previously received the approval of the board of directors, shall require for adoption the affirmative vote of the holders of at least 80% of the votes which all shareholders are entitled to cast thereon, in addition to any other approval which is required by law, the certificate of incorporation, these bylaws or otherwise. The shareholders may prescribe that any bylaw made by them shall not be altered or repealed by the board.

ARTICLE XII

FORUM SELECTION

Section 1.     Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any direction, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the New Jersey General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of New Jersey in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this bylaw.

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